BY-LAWS

of

AIP VARIABLE INSURANCE TRUST

These By-Laws are made and adopted pursuant to Section 2.7 of the Agreement and Declaration of Trust of AIP Variable Insurance Trust (the "Trust"), dated as of August 24, 2006 as from time to time amended (the "Declaration"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings given them in the Declaration.

ARTICLE I
HOLDERS MEETINGS

Section 1.1.  Annual and Special Meetings. Meetings of the Holders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests of a Series (if the meeting relates solely to that Series), or not less than 10% of the Interests of the Trust (if the meeting relates to the Trust and not solely to a particular Series), such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or outside of the State of Delaware on such day and at such time as the Trustees shall designate. Holders of at least one-third of the Interests of the Series (if the meeting relates solely to that Series) or Holders of at least one-third of the Interests of the Trust (if the meeting relates to the Trust and not solely to a particular Series), present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by the Declaration or these By-Laws. If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding a majority Interests of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless the 1940 Act, other applicable law, the Declaration or these By-Laws require a greater number of affirmative votes.

Section 1.2.  Chairman. The Chairman, if any, shall act as chairman at all meetings of the Holders; in his absence the President shall act as chairman; and, in the absence of the Chairman and the President, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Holders, or by written consent of the Holders, shall be recorded by the Secretary.

Section 1.3.  Proxies; Voting. Holders may vote either in person or by duly executed proxy and each Holder shall be entitled to a vote proportionate to his Interest in each Series in the Trust, all as provided in Article IX of the Declaration. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

Section 1.4.  Fixing Record Dates. For the purpose of determining the Holders who are entitled to notice of or to vote or act at a meeting, including any adjournment thereof, the Trustees may from time to time fix a record date in the manner provided in Section 9.3 of the Declaration. If the Trustees do not, prior to any meeting of the Holders, so fix a record date, then the record date for determining Holders entitled to notice of or to vote at the meeting of Holders shall be the thirtieth day before the meeting.

Section 1.5.  Inspectors of Election. In advance of any meeting of the Holders, the Trustees may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not appointed in advance by the Trustees, the chairman, if any, of any meeting of the Holders may, and on the request of any Holder or his proxy shall, appoint one or more Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the Interests owned by Holders, the Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there is more than one Inspector of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all Inspectors of Election. On request of the chairman, if any, of the meeting, or of any Holder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

Section 1.6.  Records at Holders' Meetings: Inspection of Records. At each meeting of the Holders there shall be open for inspection the minutes of the last previous meeting of Holders of the Trust and a list of the Holders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder in alphabetical order and the address and Interests owned by such Holder. Subject to such restrictions as the Trustees may reasonably impose, the Holders shall have the right to inspect books and records of the Trust during normal business hours and for any purpose not harmful to the Trust.

ARTICLE II
TRUSTEES

Section 2.1.  Annual and Regular Meetings. The Trustees shall hold an annual meeting for the election of officers and the transaction of other business which may come before such meeting. Regular meetings of the Trustees may be held on such notice at such place or places and times as the Trustees may by resolution provide from time to time.

Section 2.2.  Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary or any two Trustees, by oral, telegraphic, telephonic or written notice duly served on or sent or mailed to each Trustee not less than one day before the meeting. No notice need be given to any Trustee who attends in person or to any Trustee who, in writing signed and filed with the records of the meeting either before or after the holding thereof, waives notice. Notice or waiver of notice need not state the purpose or purposes of the meeting.

Section 2.3.  Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in his absence the President shall act as chairman; and, in the absence of the Chairman and the President, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary.

ARTICLE III
OFFICERS

Section 3.1.  Executive Officers. The executive officers of the Trust shall be a President, a Secretary, or Treasurer. If the Trustees shall elect a Chairman pursuant to Section 3.6 of these By-Laws, then the Chairman shall also be an executive officer of the Trust. If the Trustees shall elect one or more vice Presidents, each such vice President shall be an executive officer. The Chairman, if there be one, shall be elected from among the Trustees, but no other executive officer need be a Trustee. Any two or more executive offices, except those of President and Vice President, may be held by the same person. A person holding more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the Trust an instrument required by law to be executed, acknowledged and verified by more than one officer. The executive officers of the Trust shall be elected at each annual meeting of Trustees.

Section 3.2.  Other Officers and Agents. The Trustees may also elect one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Trustees shall at any time and from time to time deem to be advisable. The President may also appoint, rename, or fix the duties, compensations or terms of office of one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as may be necessary or appropriate to facilitate management of the Trust's affairs.

Section 3.3.  Election and Tenure. At the initial organization meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect the Chairman, if any, President, Secretary, or Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold office until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

Section 3.4.  Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

Section 3.5.  Authority and Duties. All officers as between themselves and the Trust shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the Trust as may be provided in these By-Laws and the Declaration, or, to the extent not so provided, as may be prescribed by the Trustees or by the President acting under authority delegated by the Trustees pursuant to Section 3.2 of these By-Laws.

Section 3.6.  Chairman. When and if the Trustees deem such action to be necessary or appropriate, they may elect a Chairman from among the Trustees. The Chairman, if any, shall preside at meetings of the Holders and of the Trustees and he shall have such other powers and duties as may be prescribed by the Trustees. The Chairman shall in the absence or disability of the President exercise the powers and perform the duties of the President.
Section 3.7.  President. The President shall be the chief executive officer of the Trust. He shall have general and active management of the activities of the Trust, shall see to it that all orders, policies and resolutions of the Trustees are carried into effect, and, in connection therewith, shall be authorized to delegate to any Vice President of the Trust such of his powers and duties as President and at such times and in such manner as he shall deem advisable. In the absence or disability of the Chairman, or if there be no Chairman, the President shall preside at all meetings of the Holders and of the Trustees and he shall have such other powers and perform such other duties as are incident to the office of a corporate president and as the Trustees may from time to time prescribe. The President shall be, ex officio, a member of all standing committees, subject to the direction of the Trustees, the President shall have the power, in the name and on behalf of the Trust, to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons.

Section 3.8.  Vice Presidents. The Vice President, if any, or, if there be more than one, the Vice Presidents, shall assist the President in the management of the activities of the Trust and the implementation of orders, policies and resolutions of the Trustees at such times and in such manner as the President may deem to be advisable. If there be more than one Vice President, the Trustees may designate one as the Executive Vice President, in which case he shall be first in order of seniority, and the Trustees may also grant to other Vice Presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. In the absence or disability of both the President and the Chairman, or in the absence or disability of the President if there be no Chairman, the Vice President, or, if there be more than one, the Vice Presidents in the order of their relative seniority, shall exercise the powers and perform the duties of those officers. Subject to the direction of the President, each Vice President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other powers and perform such other duties as from time to time may be prescribed by the president or by the Trustees.

Section 3.9.  Assistant Vice President. The Assistant Vice President, if any, or if there be more than one, the Assistant Vice Presidents, shall perform such duties as may from time to time be prescribed by the Trustees or by the President acting under authority delegated by the Trustees pursuant to Section 3.7 of these By-Laws.

Section 3.10.  Secretary. The Secretary shall (a) keep the minutes of the meetings and proceedings and any written consents evidencing actions of the Holders, the Trustees and any committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Trust and, when authorized by the Trustees, cause the seal of the Trust to be affixed to any document requiring it, and when so affixed attested by his signature as Secretary or by the signature of an Assistant Secretary; (d) perform any other duties commonly incident to the office of secretary in a business trust organized under the laws of the State of Delaware; and (e) in general, perform such other duties as from time to time may be assigned to him by the President or by the Trustees.

Section 3.11.  Assistant Secretaries. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries in the order determined by the Trustees or by the President, shall in the absence or disability of the Secretary exercise the powers and perform the duties of the Secretary, and he or she or they shall perform such other duties as the Trustees, the President or the Secretary may from time to time prescribe.

Section 3.12.  Treasurer. The Treasurer shall be the chief financial officer of the Trust. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all monies and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees, and shall render to the Trustees and the President, at regular meetings of the Trustees or whenever they or the President may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Trust. Certain of the duties of the Treasurer may be delegated to a chief accounting officer.

Section 3.13.  Assistant Treasurers. The Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers in the order determined by the Trustees or by the President, shall in the absence or disability of the Treasurer exercise the powers and perform the duties of the Treasurer, and he or she or they shall perform such other duties as the Trustees, the President or the Treasurer may from time to time prescribe.

ARTICLE IV
INDEMNIFICATION

Section 4.1.  Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, a Person entitled to be indemnified under the Declaration (hereinafter referred to as a "Covered Person") either (a) did not act in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or (b) is liable to the Trust or its Holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, indemnification shall be provided if (a) approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are not Interested Persons (provided that a majority of such Trustees then in office act on the matter, upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry) that such Covered Person acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and is not liable to the Trust or its Holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full trial-type inquiry) to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which such Covered person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by final and nonappealable order of a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

Section 4.2.  Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 4, the term "Covered Person" shall include such person's heirs, executors and administrators, and a "disinterested person" is a person against whom none of the actions, suits or other proceedings in question or another action, suit, or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person.

Section 4.3.  Limitation. Notwithstanding any provisions in the Declaration and these By-Laws pertaining to indemnification, all such provisions are limited by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

In the event that a claim for indemnification is asserted by a Trustee, officer or controlling person of the Trust in connection with the registered securities of the Trust, the Trust will not make such indemnification unless (i) the Trust has submitted, before a court or other body, the question of whether the person to be indemnified was liable by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties, and has obtained a final decision on the merits that such person was not liable by reason of such conduct or (ii) in the absence of such decision, the Trust shall have obtained a reasonable determination, based upon a review of the facts, that such person was not liable by virtue of such conduct, by (a) the vote of a majority of Trustees who are neither interested persons as such term is defined in the Investment Company Act of 1940, nor parties to the proceeding or (b) an independent legal counsel in a written opinion.

The Trust will not advance attorneys' fees or other expenses incurred by the person to be indemnified unless the Trust shall have (i) received an undertaking by or on behalf of such person to repay the advance unless it is ultimately determined that such person is entitled to indemnification and one of the following conditions shall have occurred: (x) such person shall provide security for his undertaking, (y) the Trust shall be insured against losses arising by reason of any lawful advances or (z) a majority of the disinterested, non-party Trustees of the Trust, or an independent legal counsel in a written opinion, shall have determined that based on a review of readily available facts there is a reason to believe that such person ultimately will be found entitled to indemnification.

ARTICLE V
COMMITTEES

Section 5.1.  Appointment. The Trustees may appoint from their number an executive committee and other committees. Except as the Trustees otherwise may determine, any such committees may make rules for conduct of its business.

Section 5.2.  Quorum; Voting. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by the vote of a majority of the members present (a quorum being present).

ARTICLE VI
MISCELLANEOUS

Section 6.1.  Depositories. Subject to Section 7.1 of the Declaration, the funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser, administrator or manager), as the Trustees may from time to time authorize.

Section 6.2.  Seal. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Delaware corporation.

Section 6.3.  Execution of Papers. Except as the Trustees generally or in particular cases may authorize the execution thereof by such officer, officers or agents, as provided in these By-Laws or as the Trustees may from time to time by resolution provide, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.

ARTICLE VII
INTEREST CERTIFICATES

Section 7.1.  Interest Certificates. In lieu of issuing certificates for Interests ("Interest Certificates"), the Trustees either may issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Interests, who shall in either case, for all purposes hereunder, be deemed to be the holders of certificates for such Interests as if they have accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees at any time may authorize the issuance of Interest Certificates. In that event, each Holder shall be entitled to a certificate stating the number of Interests and the value of such Interests in the Trust or any Series thereof, owned by such Holder, in such form as shall be prescribed from time to time by the Trustees. Such Interest Certificate shall be signed by the President or Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimile if the Interest Certificate is signed by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such Interest Certificate shall cease to be such officer before such Interest Certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issuance.
Section 7.2.  Loss of Interest Certificates. The Trust, or if any agent is appointed for the Trust to have such powers, such agent with the approval of any two officers of the Trust, is authorized to issue and countersign replacement Interest Certificates for the Interests of the Trust which have been lost, stolen or destroyed subject to the deposit of a bond or other indemnity in such form and with such security, if any, as the Trustees may require.

Section 7.3.  Discontinuance of Issuance of Certificates. The Trustees at any time may discontinue the issuance of Interest Certificates and by written notice to each Holder, may require the surrender of Interest Certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Interests in the Trust.

ARTICLE VIII
NON-TRANSFERABILITY OF INTERESTS

Section 8.1.  Non-Transferability of interests. Except as provided in Section 5.6 of the Declaration, Interests shall not be transferable. Except as otherwise provided by law, the Trust shall be entitled to recognize the exclusive right of a person in whose name Interests stand on the record of Holders as the owner of such Interests for all purposes, including, without limitation, the rights to receive distributions, and to vote as such owner, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in any such Interests on the part of any other person.

Section 8.2.  Regulations. The Trustees may make such additional rules and regulations, not inconsistent with the Declaration or these By-Laws, as they may deem expedient concerning the sale and purchase of Interests of the Trust.

ARTICLE IX
AMENDMENT; LIMITATION OF LIABILITY

Section 9.1.  Amendment and Repeal of By-Laws. In accordance with Section 2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration.

Section 9.2.  Limitation of Liability. The Declaration refers to the Trustees as Trustees, but not as individuals or personally; and no Trustee, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust; provided, that nothing contained in the Declaration or the By-Laws shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.